UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     September 30, 2005

PUBLIC COMPANY MANAGEMENT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50098	88-0493734
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5770 El Camino Road, Las Vegas, Nevada 89118

(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code (702) 222-9076

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definite Agreement

On September 30, 2005, GoPublicToday.com ("GPT"), a subsidiary of Public Company Management Corporation (the "Registrant"), reached an agreement with JD Financial Services and Associates, Inc., to perform consulting and advisory services in conjunction with the development of a full federally registered securities registration package for the sale, to the public, of the securities of JD Financial and other similar matters agreed to pursuant to the executed Consulting Agreement, a copy of which is filed herewith as exhibit 10.

Under the Consulting Agreement, GPT will assist JD Financial in becoming a publicly traded company on the OTCBB through a proposed private placement and registration for resale of securities issued by JD Financial and will consult with JD Financial on maintaining compliance with the reporting requirements of the Securities Exchange Act of 1934.

In exchange for providing securities registration services, GPT and will receive cash and securities issued by JD Financial as compensation.

JD Financial offers investment opportunities in real estate, annuities, and cash flow notes at prices it believes are significantly lower than those charged by its competitors. The company focuses on inventory control, source of components, fast turnover and production schedules to achieve a competitive advantage.

Item 9.01  Financial Statements and Exhibits

Exhibit No.	Description

10	Contract for Services, dated September 30, 2005, between JD Financial Services and Associates, Inc., and GoPublicToday.com

Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Public Company Management Corporation

October 5, 2005

/s/ Stephen Brock

Stephen Brock

Chief Executive Officer